Exhibit 10.18

SECOND AMENDMENT TO STANDARD AIR INDUSTRIAL COMMERCIAL SINGLE-TENANT

LEASE - GROSS

THIS SECOND AMENDMENT TO STANDARD AIR INDUSTRIAL COMMERCIAL SINGLE-TENANT LEASE - GROSS (“Amendment”) is dated for reference purposes only, this 15th day of February 2006, by and between WHITE OAK, LLC, a California limited liability company (herein called “Lessor”) and BASIN WATER, INC., a California corporation (herein called “Lessee”).

RECITALS

WHEREAS, pursuant to that certain Standard AIR Industrial Single-Tenant Lease - Gross dated June 7, 2002 including the Addendum attached thereto and said First Amendment dated August 4, 2004 (the “Lease”), whereby Lessor leases to Lessee, and Lessee leases from Lessor, 8731 Prestige Court, Rancho Cucamonga, California consisting of approximately 15,970 rentable square feet (the “Existing Premises”). The capitalized terms used, but not otherwise defined, in this Second Amendment shall have the same meanings ascribed to them in the Lease.

WHEREAS, the parties now desire to amend the Lease to, among other things, further extend the Lease Term (the “Extension Term”) and expand the Existing Premises, upon the terms and conditions contained herein. Except as modified by this Second Amendment, all terms in the Lease shall remain in full force and effect and shall be unaffected by this Second Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Lease, the parties hereto agree as follows:

AGREEMENT

1. EXPANSION PREMISES. Lessee shall expand the Existing Premises to include the building known as 8740 White Oak Avenue, Rancho Cucamonga, California (the “Expansion Premises”, and, together with the Existing Premises, the “Premises”). The Expansion Premises consists of approximately 19,200 square feet (as depicted on Exhibit “A” attached hereto). Effective as of the Commencement Date of the Extension Term as outlined in Paragraph 2 below, the Premises’ aggregate square footage shall be approximately 35,170 square feet.

2. EXTENSION TERM. The Extension Term of the Lease for the Premises shall be Sixty (60) months commencing April 1, 2006 and expiring March 31, 2011.

3. BASE RENT. The Base Rent during the Extension Term shall be as follows:

MONTH(S)	MONTHLY RENT	APPROXIMATE RENT PSF/MO.
4/1/06-3/31/07	$18,816.00	$.535
4/1/07-3/31/08	$19,344.00	$.55
4/1/08-3/31/09	$20,047.00	$.57
4/1/09-3/31/10	$20,399.00	$.58
4/1/10-3/31/11	$20,966.00	$.597

4. COMMON AREA MAINTENANCE. Lessee shall reimburse its prorata share of Common Area Maintenance Charges (“CAM”) as outlined in the Lease and in Exhibit “D” to the Lease on the Premises upon the commencement of the Extension Term. The CAM charges are estimated to run approximately $1,497.00/month for the Premises as provided for herein.

5. SECURITY DEPOSIT. Lessor acknowledges that Lessee has a Security Deposit in the amount of $8,144.00 for the Existing Premises on account with Lessor. Upon execution of this Second Amendment, Lessee shall deposit with Lessor an additional $12,822.00 thereby increasing the Security Deposit to $20,966.00.

6. EARLY POSSESSION. During the period of time prior to the Extension Term, current Lessee vacating the Expansion Premises and following the full execution and delivery of this Second Amendment by both parties, Lessee may occupy the Expansion Premises for the purpose of conducting business consistent with the terms of the Lease (“Early Possession”). During such Early Possession, Lessee may install trade fixtures and equipment, telephone and computer lines and equipment and commence construction of any improvements within the Expansion Premises which are to be constructed by Lessee at Lessee’s sole cost and expense (collectively, “Lessee’s Finishing Work”) and store Lessee’s property. Any entry by Lessee for the purpose of construction of Lessee’s Finishing Work will be subject to the following conditions:

(i) Lessor’s Direction. Intentionally Omitted.

(ii) Lease Terms Apply. Lessee agrees that any such Early Possession is subject to all of the terms and conditions of the Lease except for those relating to the payment of rents and charges.

(iii) Rent. Notwithstanding Subparagraph (ii) above, during the Early Possession period, Lessee shall be responsible for utility services used by Lessee in the Expansion Premises.

(iv) Not Possession. Lessee’s Early Possession to carry out Lessee’s Finishing Work will not be deemed a taking of possession of the Expansion Premises by Lessee for the purpose of either setting the Commencement Date of the Lease or signaling the Substantial Completion of the Leasehold Improvements which are to be constructed by Lessor.

(v) Insurance. Prior to any Early Possession of the Expansion Premises by Lessee or Lessee’s Personnel, Lessee agrees to pay for and provide to Lessor certificates evidencing the existence and amounts of liability insurance carried by Lessee, which coverage must comply with the provisions of this Lease relating to insurance.

(vi) Laws. Lessee and Lessee’s Personnel agree to comply with all applicable laws, regulations, permits and other approvals required to perform Lessee’s Finishing Work or by the Early Possession on the Expansion Premises by Lessee and Lessee’s Personnel.

(vii) Indemnity. Lessee agrees to indemnify, protect, defend and save Lessor and the Premises harmless from and against any and all liens, liabilities, losses, damages, costs, expenses, demands, actions, causes of action and claims (including, without limitation, attorneys’ fees and legal costs) arising out of the Early Possession, use, construction, or occupancy of the Expansion Premises by Lessee or Lessee’s Personnel, except to the extent caused by the negligence or willful acts of Lessor, its contractors, employees, or agents.

7. IMPROVEMENT ALLOWANCE. Lessor shall provide Lessee with an Improvement Allowance (the “Allowance”) in the amount of $9,000.00 to paint the interior walls and carpet the office areas in the Expansion Premises. Lessor shall pay Lessee said Allowance upon Lessee providing Lessor with Unconditional Lien Releases from Lessee’s contractor(s) showing payment in full for said work outlined in this Paragraph 8.

8. LESSEE IMPROVEMENTS. Lessee, at Lessee’s sole cost and expense, shall be allowed to modify the interior office walls in the Expansion Premises.

9. WALL OPENING. Provided an opening is allowed by City codes, Lessor shall cut an opening in the east concrete wall of the Existing Premises providing Lessee direct access from the Existing Premises into the yard area of the Expansion Premises. Lessee shall reimburse Lessor for all costs associated with this work. Upon approval by the City, Lessor shall have one hundred-twenty (120) days in which to complete this work.

10. CONDITION OF THE EXPANSION PREMISES. Lessor shall deliver the Expansion Premises in broom clean condition with all plumbing, mechanical, electrical systems and roll-up doors in operating condition. Lessor shall warranty plumbing fixtures for a period of three (3) months and mechanical and electrical systems for a period of six (6) months, provided Lessee is maintaining said systems as provided for under the Lease.

11. RIGHT OF FIRST OPPORTUNITY TO PURCHASE. Provided Lessee is not in default and has abided by the terms and conditions of the Lease, Lessee shall have the “Right of First Opportunity to Purchase” either the Existing Premises or the Expansion Premises (the “Building(s)”), according to the following terms and conditions:

In the event Lessor elects to sell the Building(s) on an individual basis and to an unrelated third party, Lessor shall deliver to Lessee a Notice of Availability stating the price and terms under which Lessor will be willing to sell the Building(s). Lessee shall have a period of ten (10) days from the date of such Notice to accept the terms and deliver to Lessor a Notice of Acceptance. If Lessee does not exercise its right to purchase within such ten (10) day period, and Lessor subsequently sells the Building(s) as described below, then Lessor shall be relieved of its obligations to sell the Building(s) and Lessee’s Right of First Opportunity shall terminate.

In the event Lessee delivers a Notice of Acceptance, the parties shall negotiate in good faith toward execution of a binding purchase and sale agreement consistent with the stated terms as soon as practicable. If no such agreement is executed within twenty (20) days thereafter, or Lessee does not deliver a Notice of Acceptance within the period described above, Lessor may offer, negotiate, enter into and consummate a sale transaction with any other party or parties provided that the terms finally executed are not materially more advantageous than those offered to the Lessee. Should Lessor not close escrow on the Building(s) within one hundred twenty (120) days following Lessor’s notice, Lessee’s Right of First Opportunity shall be reinstated.

The rights granted to Lessee under this Section are personal to Lessee, may not be exercised or assigned to any person or entity other than Lessee, and shall terminate and be of no further force or effect upon any assignment of the Lease or subletting of the Premises unless specifically agreed and consented to in writing by Lessor in connection with any such sublease or assignment.

12. RELOCATION CONTINGENCY. Lessee’s expansion into the Expansion Premises shall be contingent upon Lessor’s ability to vacate the Netlutions, Inc. dba Trimax Technology, Inc. (the “Existing Lessee”). Should Lessor be unable to vacate the Existing Lessee by April 1, 2006, the Term noted above in Paragraph 2 above shall be adjusted one (1) day for each day in which the Existing Lessee remains in the Expansion Premises. In the event Lessor is unable to vacate the Existing Lessee by May 1, 2006, this Second Amendment shall terminate and Lessee shall continue to remain bound to the terms outlined in the Lease and the First Amendment dated August 4, 2004.

13. MISCELLANEOUS.

(a) Effect of Agreement. Except to the extent the Lease is modified by this Second Amendment, the terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms and conditions of the Lease and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall prevail.

(b) Entire Agreement/Amendments. The Lease, together with this Second Amendment, contain the entire understanding between Lessor and Lessee with respect to the subject matter addressed therein and may not be amended, altered or modified except by an instrument in writing signed by Lessor and Lessee.

(c) Time of Essence. Time is of the essence with respect to any and all terms, conditions, obligations and provisions hereof; except for grace periods allowed under the Lease

(d) Counterparts. This Second Amendment may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same agreement.

(e) Applicable Law. This Second Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflicts of law principles.

{SIGNATURES ON FOLLOWING PAGE}

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the day and year first above written.

“Lessor”	WHITE OAK, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY

	By:	GW Realty Group, a California general partnership, Member

		By:	/s/ Bryan Bentrott
Bryan Bentrott, Partner

		By:	/s/ Bruce McDonald
Bruce McDonald, Partner

“Lessee”	Basin Water, Inc., a California corporation

	By:	/s/ Peter Jensen
Peter Jensen, CEO and President